Filed Pursuant to Rule 433 under the Securities Act of 1933

Registration Statement No. 333-240300

Issuer Free Writing Prospectus, dated October 29, 2020

The Boeing Company

Final Term Sheet

$1,000,000,000 1.950% Senior Notes due 2024

Summary of Final Terms

Dated October 29, 2020

Issuer	The Boeing Company

Principal Amount	$1,000,000,000

Trade Date	October 29, 2020

Settlement Date (T+2)	November 2, 2020

Maturity Date	February 1, 2024

Treasury Benchmark	UST 0.125% due October 15, 2023

Treasury Price / Yield	99-25+ / 0.194%

Spread to Treasury	+180 bps

Reoffer Yield	1.994%

Price to Public[1]	99.864%

Gross Fee Spread	0.250%

Coupon (Interest Rate)	1.950%

Interest Payment Dates	February 1 and August 1

First Interest Payment Date	February 1, 2021 (short first coupon)

Call Provision	MWC @ T+30 bps at any time prior to maturity

CUSIP / ISIN	097023 CZ6 / US097023CZ63

Joint Book-Running Managers

Wells Fargo Securities, LLC

BNP Paribas Securities Corp.

Deutsche Bank Securities Inc.

Mizuho Securities USA LLC

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.

BofA Securities, Inc.

Citigroup Global Markets Inc.

Credit Agricole Securities (USA) Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Senior Co-Managers

Barclays Capital Inc.

BBVA Securities Inc.

Commerz Markets LLC

Credit Suisse Securities (USA) LLC

Lloyds Securities Inc.

MUFG Securities Americas Inc.

PNC Capital Markets LLC

Santander Investment Securities Inc.

SG Americas Securities, LLC

Standard Chartered Bank[2]

Co-Managers	ANZ Securities, Inc. ICBC Standard Bank Plc[3] Intesa Sanpaolo S.p.A. Truist Securities, Inc. U.S. Bancorp Investments, Inc. Westpac Capital Markets LLC

Junior Co-Managers

Academy Securities, Inc.

Apto Partners, LLC

Bancroft Capital LLC

Blaylock Van, LLC

C.L. King & Associates, Inc.

Cabrera Capital Markets LLC

CastleOak Securities, L.P.

Drexel Hamilton, LLC

Great Pacific Securities

Guzman & Company

Loop Capital Markets LLC

MFR Securities, Inc.

Mischler Financial Group, Inc.

Multi-Bank Securities, Inc.

Penserra Securities LLC

R. Seelaus & Co., LLC

Samuel A. Ramirez & Company, Inc.
San Blas Securities LLC

Siebert Williams Shank & Co., LLC

Stern Brothers & Co.

Telsey Advisory Group LLC

Tribal Capital Markets, LLC

$1,400,000,000 2.750% Senior Notes due 2026

Summary of Final Terms

Dated October 29, 2020

Issuer	The Boeing Company

Principal Amount	$1,400,000,000

Trade Date	October 29, 2020

Settlement Date (T+2)	November 2, 2020

Maturity Date	February 1, 2026

Treasury Benchmark	UST 0.25% due September 30, 2025

Treasury Price / Yield	99-13 3⁄4 / 0.367%

Spread to Treasury	+240 bps

Reoffer Yield	2.767%

Price to Public[1]	99.920%

Gross Fee Spread	0.350%

Coupon (Interest Rate)	2.750%

Interest Payment Dates	February 1 and August 1

First Interest Payment Date	February 1, 2021 (short first coupon)

Call Provision	MWC @ T+40 bps at any time prior to January 1, 2026 (one month prior to maturity); par call at any time on or after January 1, 2026

CUSIP / ISIN	097023 DA0 / US097023DA04

Joint Book-Running Managers

Wells Fargo Securities, LLC

BNP Paribas Securities Corp.

Deutsche Bank Securities Inc.

Mizuho Securities USA LLC

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.

BofA Securities, Inc.

Citigroup Global Markets Inc.

Credit Agricole Securities (USA) Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Senior Co-Managers

Barclays Capital Inc.

BBVA Securities Inc.

Commerz Markets LLC

Credit Suisse Securities (USA) LLC

Lloyds Securities Inc.

MUFG Securities Americas Inc.

PNC Capital Markets LLC

Santander Investment Securities Inc.

SG Americas Securities, LLC

Standard Chartered Bank[2]

Co-Managers	ANZ Securities, Inc. ICBC Standard Bank Plc[3] Intesa Sanpaolo S.p.A. Truist Securities, Inc. U.S. Bancorp Investments, Inc. Westpac Capital Markets LLC

Junior Co-Managers

Academy Securities, Inc.

Apto Partners, LLC

Bancroft Capital LLC

Blaylock Van, LLC

C.L. King & Associates, Inc.

Cabrera Capital Markets LLC

CastleOak Securities, L.P.

Drexel Hamilton, LLC

Great Pacific Securities

Guzman & Company

Loop Capital Markets LLC

MFR Securities, Inc.

Mischler Financial Group, Inc.

Multi-Bank Securities, Inc.

Penserra Securities LLC

R. Seelaus & Co., LLC

Samuel A. Ramirez & Company, Inc.
San Blas Securities LLC

Siebert Williams Shank & Co., LLC

Stern Brothers & Co.

Telsey Advisory Group LLC

Tribal Capital Markets, LLC

$1,100,000,000 3.250% Senior Notes due 2028

Summary of Final Terms

Dated October 29, 2020

Issuer	The Boeing Company

Principal Amount	$1,100,000,000

Trade Date	October 29, 2020

Settlement Date (T+2)	November 2, 2020

Maturity Date	February 1, 2028

Treasury Benchmark	UST 0.375% due September 30, 2027

Treasury Price / Yield	98-14+ / 0.604%

Spread to Treasury	+265 bps

Reoffer Yield	3.254%

Price to Public[1]	99.978%

Gross Fee Spread	0.400%

Coupon (Interest Rate)	3.250%

Interest Payment Dates	February 1 and August 1

First Interest Payment Date	February 1, 2021 (short first coupon)

Call Provision	MWC @ T+40 bps at any time prior to December 1, 2027 (two months prior to maturity); par call at any time on or after December 1, 2027

CUSIP / ISIN	097023 DB8 / US097023DB86

Joint Book-Running Managers

Wells Fargo Securities, LLC

BNP Paribas Securities Corp.

Deutsche Bank Securities Inc.

Mizuho Securities USA LLC

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.

BofA Securities, Inc.

Citigroup Global Markets Inc.

Commerz Markets LLC

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Senior Co-Managers

Barclays Capital Inc.

BBVA Securities Inc.

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Lloyds Securities Inc.

MUFG Securities Americas Inc.

PNC Capital Markets LLC

Santander Investment Securities Inc.

SG Americas Securities, LLC

Standard Chartered Bank[2]

Co-Managers	ANZ Securities, Inc. ICBC Standard Bank Plc[3] Intesa Sanpaolo S.p.A. Truist Securities, Inc. U.S. Bancorp Investments, Inc. Westpac Capital Markets LLC

Junior Co-Managers	Academy Securities, Inc. Loop Capital Markets LLC R. Seelaus & Co., LLC Siebert Williams Shank & Co., LLC

$1,400,000,000 3.625% Senior Notes due 2031

Summary of Final Terms

Dated October 29, 2020

Issuer	The Boeing Company

Principal Amount	$1,400,000,000

Trade Date	October 29, 2020

Settlement Date (T+2)	November 2, 2020

Maturity Date	February 1, 2031

Treasury Benchmark	UST 0.625% due August 15, 2030

Treasury Price / Yield	98-01+ / 0.833%

Spread to Treasury	+280 bps

Reoffer Yield	3.633%

Price to Public[1]	99.936%

Gross Fee Spread	0.450%

Coupon (Interest Rate)	3.625%

Interest Payment Dates	February 1 and August 1

First Interest Payment Date	February 1, 2021 (short first coupon)

Call Provision	MWC @ T+45 bps at any time prior to November 1, 2030 (three months prior to maturity); par call at any time on or after November 1, 2030

CUSIP / ISIN	097023 DC6 / US097023DC69

Joint Book-Running Managers

Wells Fargo Securities, LLC

BNP Paribas Securities Corp.

Deutsche Bank Securities Inc.

Mizuho Securities USA LLC

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.
BofA Securities, Inc.

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

Senior Co-Managers

Barclays Capital Inc.

BBVA Securities Inc.

Commerz Markets LLC

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Lloyds Securities Inc.

PNC Capital Markets LLC

Santander Investment Securities Inc.

SG Americas Securities, LLC

Standard Chartered Bank[2]

Co-Managers	ANZ Securities, Inc. ICBC Standard Bank Plc[3] Intesa Sanpaolo S.p.A. Truist Securities, Inc. U.S. Bancorp Investments, Inc. Westpac Capital Markets LLC

Junior Co-Managers	Academy Securities, Inc. Loop Capital Markets LLC Siebert Williams Shank & Co., LLC

Notes:

1	Plus accrued interest, if any, from November 2, 2020.
2	Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA..
3

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Securities constituting part of its allotment solely outside the United States

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Wells Fargo Securities, LLC at 1-800-645-3751, BNP Paribas Securities Corp. at 1-800-854-5674, Deutsche Bank Securities Inc. at 1-800-503-4611, Mizuho Securities USA LLC at 1-866-271-7403, RBC Capital Markets, LLC at 1-866-375-6829 and SMBC Nikko Securities America, Inc. at 1-888-868-6856.